Exhibit 8.2
[Letterhead of Jiangu Xue Jimin Law Firm]
June 30, 2008
SIMCERE PHARMACEUTICAL GROUP
No. 699-18 Xuan Wu Avenue,
Xuan Wu District, Nanjing
Jiangsu Province 210042
People’s Republic of China
Ladies and Gentlemen:
     We are qualified lawyers of the People’s Republic of China (the “PRC”) and as such are qualified to issue this opinion on the laws of the PRC. We have acted as PRC counsel to Simcere Pharmaceutical Group, a Cayman Islands exempted company incorporated with limited liability (the “Company”), in connection with the Registration Statement on Form F-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed sale from time to time by The Goldman Sachs Group, Inc., Right Lane Limited, Excel Team Investments Limited, Enspire Investments Limited, Crystal Lena International Limited, Premier Goal Company Limited and King View Development International Limited of up to an aggregate of 10,166,454 American depositary shares, representing 20,332,908 ordinary shares of the Company, par value $0.01 per share.
     In rendering the opinions, we have examined originals or copies, certified or otherwise identified to our satisfaction, of all such documents, corporate records, certificates, governmental approvals, and other instruments as we have considered necessary or appropriate as a basis for the opinions set forth herein.
     In rendering the opinion described below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We have also assumed that the transactions related to the issuance of the Securities will be consummated in accordance with the terms of the documents described herein.
     Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, we are of the opinion that the statements set forth in the Registration Statement under the caption “Taxation—People’s Republic of China Taxation” insofar as they purport to constitute summaries of matters of PRC tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

     This opinion is rendered on the basis of the PRC Laws (other than the laws of Hong Kong, Macao or Taiwan) effective as at the date hereof. We express no opinion with respect to the transactions referred to herein or in the Registration Statement other than as expressly set forth herein. We do not express any opinion herein concerning any law other than the tax law of PRC.
     We hereby consent to the filing of this opinion letter as Exhibit 8.2 to the Registration Statement and to the use of our name in the Registration Statement.

Very truly yours,
/s/ Jiangsu Xue Jimin Law Firm
Jiangsu Xue Jimin Law Firm

2